Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential,  for  Use  of The  Commission  Only  (as  Permitted  by  Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement and form of proxy card
[_] Definitive  Additional  Materials
[_] Soliciting Material under Rule 14a-12

                        FINANCIAL INDUSTRIES CORPORATION
                (Name of Registrant as Specified In Its Charter)


                            _________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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


                                   [FIC LOGO]

                        Financial Industries Corporation
                             6500 River Place Blvd.
                               Austin, Texas 78730



Dear Shareholder:

     You are invited to attend the Annual Meeting of Shareholders of Financial Industries Corporation, which will be held at the offices of the Company at 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 on June 4, 2002, at 10:00 a.m. local time.

     You will find information regarding the matters to be voted on at the meeting in the following pages. For those of you who cannot be present at this meeting, we urge that you participate by indicating your choices on the enclosed proxy and completing and returning it to us in the enclosed postage paid envelope at your earliest convenience. By returning your proxy promptly, you will assist us in reducing the Company's expenses relating to the meeting. You can revoke your signed proxy at any time before it is used.

     We appreciate your support and cooperation in returning the enclosed proxy.

                                Cordially,



                                Roy F. Mitte
                                Chairman, President and Chief Executive Officer

                        Financial Industries Corporation
                      6500 River Place Blvd., Building One
                               Austin, Texas 78730


                            NOTICE OF ANNUAL MEETING
                             TO BE HELD JUNE 4, 2002



     Notice is hereby given that the 2002 Annual Meeting of Shareholders of Financial Industries Corporation is scheduled to be held at the 6500 River Place Blvd., Bldg. One, Austin, Texas 78730 on June 4, 2002, 10:00 a.m., local time, for the following purposes:

     1. The election of twelve Directors for the ensuing year.

     2. Such other business that may properly come before the meeting or any adjournment thereof.

     Only those Shareholders of record at the close of business on April 22, 2002 (the "Record Date") will be entitled to notice of and vote at the meeting or any adjournment thereof.

     The Proxy Statement accompanies this notice.


                                    By Order of the Board of Directors



                                    Thomas C. Richmond
                                    Secretary

April 30, 2002


                             YOUR VOTE IS IMPORTANT

We hope that you will be able to attend the meeting in person. IF YOU DO NOT EXPECT TO ATTEND IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY in the enclosed envelope for which no postage is necessary if mailed in the United States. It will assist us in reducing the expenses of the Annual Meeting if shareholders who do not attend in person return the signed proxy promptly. You may revoke your proxy at any time before it is voted.

              PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS OF
                        Financial Industries Corporation
           6500 River Place Blvd., Building One - Austin, Texas 78730

                                VOTING PROCEDURES

General Information

This Proxy is furnished in connection with the solicitation of proxies by the Board of Directors of Financial Industries Corporation ("FIC" or the "Company") for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held June 4, 2002, at 10:00 a.m., local time, at 6500 River Place Blvd., Bldg. One, Austin, Texas 78730. Solicitation of proxies may be made by mail and telephone and the expenses will be borne by FIC. The Company intends to reimburse broker-dealers and others for forwarding the proxy materials to beneficial owners of FIC's common stock. The approximate date on which this Proxy Statement and the enclosed Form of Proxy will be sent or given to shareholders is April 30, 2002.

Who Can Vote

Only shareholders of record at the close of business on April 22, 2002 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. At the Record Date, there were approximately 9,534,203 shares of FIC's common stock ("Common Stock") outstanding. Each shareholder is entitled to one vote for each share of Common Stock registered in that person's name as of the Record Date, on all business to come before the meeting. However, in voting for directors, each shareholder may cumulate votes; that is, each shareholder may cast as many votes as there are directors to be elected multiplied by the number of shares then registered in his or her name and to cast all such votes for one candidate or distribute such votes among the nominees for director in accordance with the shareholder's choice. Since there are 12 directors nominated for election, each share will be entitled to twelve (12) votes on a cumulative basis in voting for directors. The right to vote cumulatively may be exercised only in the event that a shareholder gives written notice of his decision to vote cumulatively to the Secretary of FIC on or before June 3, 2002. If any shareholder complies with the written notice requirement, all shareholders may cumulate their votes. FIC's management does not intend to request cumulative voting of their shares and is not aware of an intention by any shareholder to do so.

How You Can Vote

If you return your signed proxy before the Meeting, we will vote your shares as you direct. You can specify whether your shares should be voted for all, some or none of the nominees for director.

IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR AS SET FORTH UNDER "ELECTION OF DIRECTORS" BELOW. IF ANY SHAREHOLDER ELECTS TO VOTE CUMULATIVELY, THE PERSON AUTHORIZED TO VOTE SHARES REPRESENTED BY EXECUTED PROXIES, IF AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS IS NOT WITHHELD, WILL HAVE FULL DISCRETION AND AUTHORITY TO VOTE CUMULATIVELY AND TO ALLOCATE VOTES AMONG ANY OR ALL OF THE BOARD OF DIRECTORS' NOMINEES AS THEY MAY DETERMINE OR, IF AUTHORITY TO VOTE FOR A SPECIFIC CANDIDATES HAS BEEN WITHHELD, AMONG THOSE NOMINEES FOR WHOM AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

Voting Shares Held in Company Plans

Shares of Common Stock held in the 401K plan for employees of FIC and its affiliates are held of record and are voted by the trustees of the 401K plan. Participants in the 401K plan may direct the trustees as to how to vote shares allocated to their accounts. Shares for which the trustees do not receive voting directions from participants will not be voted by the trustees.

Revocation of Proxies

The proxy solicited by this Proxy Statement is revokable at any time prior to the exercise thereof at the meeting (1) by written notice submitted to Thomas C. Richmond, Secretary, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730, (2) by delivery of a subsequent proxy, or (3) by voting in person at the Meeting.

Required Votes

The holders of a majority of the shares entitled to vote who are either present in person or represented by proxy at the Meeting will constitute a quorum for the transaction of business at the Meeting. The affirmative vote of a plurality of the votes cast at the Meeting is required for the election of directors. A proxy that has properly withheld authority with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Additional Information

A copy of FIC's Annual Report of Shareholders for the year ended December 31, 2001, including financial statements, has either been previously forwarded to Shareholders or is included with this Proxy Statement.

A copy of the Company's Annual Report to the Securities and Exchange Commission on form 10-K, including Financial Statements and Financial Schedules, may be obtained by Shareholders without charge upon the receipt of a written request addressed to Robert S. Cox, Financial Industries Corporation, 6500 River Place Blvd., Bldg. One, Austin, Texas 78730. Copies are also available on the Company's website at www.ficgroup.com under the "Investment" section.

                              ELECTION OF DIRECTORS

The following twelve nominees are proposed for election as directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified. All nominees are now directors of the Company. All of the directors, other than Hans Annarino and David G. Caldwell were elected at the 2001 annual shareholders meeting. Hans Annarino was appointed as a director in December 2001, to fill a vacancy created by the retirement of Steven P. Schmitt. David G. Caldwell was appointed as a director in January, 2002 to fill a vacancy created by the retirement of James M. Grace. Proxies solicited by the Board of Directors will be voted in favor of the election of these nominees unless authorization to do so is withheld in the proxy. If any nominee for election as Director is unable or unwilling to serve, which the Board of Directors does not anticipate, the persons acting under the proxy will vote for such other person as management may recommend. An affirmative vote by a majority of those shares constituting at least a quorum at the annual meeting of shareholders is required for the election of directors. The Board of Directors recommends a vote "FOR" each of the nominees.

The names and ages of the nominees, their principal occupations or employment during the past five years and other data regarding them are set forth on the following pages. The data supplied below is based on information provided by the nominees, except to the extent that such data is known to the Company.


    Name              Age     Since     Director and Other Information

Hans Annarino         59      2001      Director and Vice President of FIC
                                        since December 2001; Regional Vice
                                        President of Family Life Insurance
                                        Company from 1991 through December 2001.

John D. Barnett       59      1991      Director of FIC since 1991.  Vice
                                        President, Investment Professionals,
                                        Inc. from 1996 to present. Vice
                                        President, Investments of Prudential
                                        Securities from 1983 to 1996.

David G. Caldwell     50      2002      Director of FIC since January 2002.
                                        Private legal practice since 1997.

S. Tim Casey          59      2001      Senior Vice President of FIC Property
                                        Management and FIC Realty Services, Inc.
                                        since 1996. Director, Real Estate
                                        Council of Austin since 1998.  Past
                                        President, Building Owners and Managers
                                        Association of Austin.

    Name              Age     Since     Director and Other Information

Jeffrey H. Demgen     49      1995      Director of FIC since May 1995.  Vice
                                        President of FIC since August 1996.
                                        Vice President and Director of
                                        InterContinental Life Corporation since
                                        August 1996.  Director of Family Life
                                        Insurance Company since October 1992.
                                        Executive Vice President of Family Life
                                        since August 1996 and Senior Vice
                                        President from October 1992 to August
                                        1996.  Executive Vice President and
                                        Director of Investors Life Insurance
                                        Company of North America since August
                                        1996 and Senior Vice President and
                                        Director from October 1992 to June 1995.
                                        Executive Vice President and Director of
                                        Investors Life Insurance Company of
                                        Indiana from August 1996 to February
                                        2002 and Senior Vice President from
                                        October 1992 to June 1995.

Theodore A. Fleron    62      1996      Vice President and Director of FIC since
                                        August 1996.  Vice President and
                                        Director of InterContinental Life
                                        Corporation since May 1991.  Senior Vice
                                        President, General Counsel, Assistant
                                        Secretary and Director of Investors Life
                                        Insurance Company of North America and
                                        since July 1992 and Secretary since
                                        September 2001.  Senior Vice President,
                                        General Counsel and Director of
                                        Investors Life Insurance Company of
                                        Indiana from July 1992 to February 2002.
                                        Senior Vice President, General Counsel,
                                        Director and Assistant Secretary of
                                        Family Life Insurance Company since
                                        August 1996 and Secretary since
                                        September 2001.

W. Lewis Gilcrease    70      2001      Dentist practicing in San Marcos, Texas.
                                        Director of ILCO from 1988 to June,
                                        2001.  Director of FIC from 1979 to
                                        July, 1991 and from 2001 to present.

M. Scott Mitte        45      2000      Director of FIC since October 2000.
                                        Executive Director and Vice-President of the Roy F. and Joann Cole Mitte
                                        Foundation since 1999.

    Name              Age     Since     Director and Other Information

Roy F. Mitte          70      1976      Chairman of the Board, President and
                                        Chief Executive Office of FIC since
                                        1976.  Chairman of the Board, President
                                        and Chief Executive Officer of
                                        InterContinental Life Corporation since
                                        1985 and of Investors Life Insurance
                                        Company of Indiana from 1985 to February
                                        2002.  Chairman of the Board, President
                                        and Chief Executive Officer of Investors
                                        Life Insurance Company of North America
                                        since December 1988.  Chairman of ILG
                                        Securities Corporation since December
                                        1988.  Chairman of the Board, President
                                        and Chief Executive Officer of Family
                                        Life Insurance Company since June 1991.

Elizabeth T. Nash     52      2001      Director of FIC since June 2001.
                                        Director of InterContinental Life
                                        Corporation from 1998 to May 2001.
                                        Member of the Board of Regents, Texas
                                        State University System from 1993
                                        through 1999, Chairman from 1997 to
                                        1998, Vice-Chairman from 1996 to 1997.
                                        Board member of the Development
                                        Foundation of Southwest Texas State
                                        University since 1987, Chairman from
                                        1992 to 1997, Vice-Chairman from 1989
                                        to 1992.

Frank Parker          72      1994      Director of FIC since May 1994. Private
                                        investor. Prior to June 1997, President of Gateway Tugs, Inc. and Par-Tex
                                        Marine, Inc., both of which are located
                                        in Brownsville,Texas and were engaged in operating and chartering harbor and intracoastal tug boats.

Thomas C. Richmond    60      1996      Director of FIC since August 1996.  Vice
                                        President and Secretary of FIC since
                                        September 2001.  Director of
                                        InterContinental Life Corporation from
                                        March 1994 to August 1996 and from
                                        December 2001 to present.  Executive
                                        Vice President of Investors Life
                                        Insurance Company of North America and
                                        Family Life Insurance Company since
                                        September 2001 and of Investors Life
                                        Insurance Company of Indiana from
                                        September 2001 to February 2002.  Senior
                                        Vice President from January 1993 to
                                        September 2001 of Investors Life
                                        Insurance Company of North America,
                                        Investors Life Insurance Company of
                                        Indiana, and Family Life Insurance
                                        Company.

                               EXECUTIVE OFFICERS

The following table sets forth the names and ages of the persons who currently serve as the Company's executive officers together with all positions and offices held by them with the Company. Officers are elected to serve at the will of the Board of Directors or until their successors have been elected and qualified.

     Name               Age             Positions and Offices

Roy F. Mitte            70              Chairman of the Board, President and
                                        Chief Executive Officer

Jeffrey H. Demgen       49              Vice President and Treasurer

Thomas C. Richmond      60              Vice President and Secretary

Hans Annarino           59              Vice President

In May 1991, Roy F. Mitte suffered a stroke, resulting in partial paralysis affecting his speech and mobility. Mr. Mitte continues to make the requisite decisions in his capacity as Chief Executive Officer, although his ability to communicate and his mobility are impaired.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership on Form 3 and changes in beneficial ownership on Forms 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on review of the copies of such forms furnished to the Company, or written representations that no Form 5s were required, the Company believes that during the period from January 1, 2001 through December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as of April 1, 2002 as to all persons who, to the knowledge of the Registrant, were the beneficial owners of five percent (5%) or more of the common stock of the Registrant.

                                      Amount and Nature
Name and Address of                   of Beneficial                Percent
Beneficial Owner                      Ownership                    of Class (4)

Roy F. and Joann Cole Mitte
 Foundation
6500 River Place Blvd.
Austin, Texas  78730                  1,552,206 (1)                16.28%

Roy F. Mitte
6500 River Place Blvd.
Austin, Texas  78730                  1,592,007 (1,2)              16.70%

Family Life Insurance Company
6500 River Place Blvd.
Austin, Texas 78730                     648,640                     6.37% (3)

Investors Life Insurance
 Company of North America
6500 River Place Blvd.
Austin, Texas  78730                  1,427,073 (4)                13.02% (5)

Fidelity Management &
Research Company
82 Devonshire Street
Boston, MA 02109                      1,307,020 (6)                13.71%

Wellington Management
Company, LLP
75 State Street
Boston, MA 02109                        560,200 (7)                 5.88%

(1) The Roy F. and Joann Cole Mitte Foundation is a non-profit corporation/membership organization and its two members are Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Internal Revenue Code (the "Code") as an organization described in section 501(c)(3) of the Code. Roy F. Mitte is also Chairman, President and Chief Executive Officer of both FIC and ILCO. For purposes of this table, Mr. Mitte is deemed to have beneficial ownership of the shares owned by the Foundation.

(2) Includes 35,401 shares allocated to Mr. Mitte's account under the 401K Plan and 4,400 shares which may be acquired pursuant to options which are exercisable within 60 days.

(3) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Family Life Insurance Company have been exercised.

(4) Of such shares, 926,662 shares are owned by Investors Life Insurance Company of North America ("Investors Life") and 500,411 shares are issuable upon exercise of an option held by Investors Life. All shares are held as treasury shares.

(5) Assumes that outstanding stock options or warrants held by non-affiliated persons have not been exercised and that outstanding stock options held by Investors Life have been exercised.

(6) As reported to the Company on a Schedule 13(G) filed on June 11, 2001, by FMR Corporation, the parent company of Fidelity Management & Research Company ("Fidelity") and Fidelity Management Trust Company. The Company also notes that Fidelity filed a Schedule 13G/A on February 13, 2001, reporting that its beneficial ownership had increased to 340,000 shares. According to the Schedule 13(G) filings, as amended, Fidelity acts as investment advisor to the Fidelity Low-Priced Stock Fund, a registered investment company, and the Fund is the beneficial owner of 340,000 shares of FIC common stock.

(7) As reported on a Schedule 13(G) filed by Wellington Management Company, LLP ("WMC") on February 14, 2002. According to the Schedule 13(G) filing, WMC acts as investment advisor to certain clients of WMC and such clients have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. The filing further states that no such client is known to have such right or power with respect to more than five percent of the common stock of the Company.

The following table contains information as of April 1, 2002 as to the Common Stock of the Registrant beneficially owned by each director, nominee and executive officer and by all executive officers and directors of the Registrant as a group. The information contained in the table has been obtained by the Registrant from each director and executive officer, except for the information known to the Registrant. Except as indicated in the notes to the table, each beneficial owner has sole voting power and sole investment power as to the shares listed opposite his name.

                                Amount and Nature of            Percent of
Name                            Beneficial Ownership (1,2)        Class

Hans Annarino                        11,807 (2,3,4)                *
John Barnett                          2,000                        *
David G. Caldwell                         7                        *
S. Tim Casey                         15,278 (2,3)                  *
Jeffrey H. Demgen                    11,959 (2,3)                  *
Theodore A. Fleron                   18,457 (2,3)                  *
W. Lewis Gilcrease                       -0-
Roy F. Mitte                      1,592,007 (1,2,3)              16.70%
Michael Scott Mitte                      45                        *
Elizabeth T. Nash                       220                        *
Frank Parker                         12,000                        *
Thomas C. Richmond                   14,236 (2,3,5)                *

All Executive Officers,
and Directors as
a group (12 persons)              1,680,216                      17.62%

*  Less than 1%.

(1) The shares are owned by the Roy F. and Joann Cole Mitte Foundation, a non-profit corporation/membership organization with two members, Roy F. Mitte and Joann Cole Mitte. The Internal Revenue Service has determined that the Foundation is exempt from federal income tax under section 501(a) of the Internal Revenue Code (the "Code") as an organization described in section 501(c)(3) of the Code. Roy F. Mitte is also Chairman, President and Chief Executive Officer of FIC. For purposes of this table, Mr. Mitte is assumed to have beneficial ownership of the shares owned by the Foundation.

(2)  Includes  shares  beneficially   acquired  through   participation  in  the
     Company's 401K Plan and/or the Employee Stock Purchase Plan, which are group plans for eligible employees.

(3) Include shares issuable upon exercise of options granted under the Stock Option Plan to executive officers and directors who are also employees of the Company or its subsidiaries, to the extent that such options are exercisable within 60 days of April 1, 2002, as follows: Mr. Annarino - 3,667 shares; Mr. Casey - 4,400 shares; Mr. Demgen - 2,200 shares; Mr. Fleron - 2,200 shares; Mr. Mitte - 4,400 shares; and Mr. Richmond - 2,200 shares.

(4)  Includes 2,157 shares owned by Mr. Annarino's spouse.

(5) Reflects open market sale on March 1, 2002 of 2,200 shares of FIC common stock which were acquired by Mr. Richmond in connection with the exercise on April 12, 2001 of options granted under the Stock Option Plan. At the time of exercise, the Plan issued 2,000 shares of ILCO common stock, which shares were converted to 2,200 shares of FIC common stock following the May 18, 2001 merger of ILCO with FIC.

                         BOARD, COMMITTEES AND MEETINGS

The business of the Company is managed under the direction of the Board of Directors (the "Board"). The Board met formally eight times during 2001 and each of the incumbent directors at December 31, 2001 attended at least 75% of the aggregate number of meetings of the Board and respective committees on which he or she served. In addition, the Board took action on items by unanimous consent six different times during 2001. Among the committees established by the Board are the following:

Audit Committee

The Audit Committee is chosen by the Board from those members who are not officers or employees of the Company or its subsidiaries. The responsibilities of the Audit Committee include: (i) reviewing the scope of the annual audits of the financial statements of the Company, (ii) reviewing the audit results with the independent auditors and management and (iii) evaluating the performance of the independent auditors of the Company. The Audit Committee met formally four times during 2001. The directors serving on the Audit Committee during 2001 were John D. Barnett, Frank Parker and W. Lewis Gilcrease. Dr. Gilcrease became a member of the Audit Committee in December, 2001, following the resignation of Joseph F. Crowe as a director of the Company. David G. Caldwell was appointed as a member of the Audit Committee in January, 2002. Each of the members of the Audit Committee is "independent", as defined by the listing standards of the Nasdaq Stock Market, Inc.("NASDAQ").

Compensation Committee

The Compensation Committee is chosen by the Board from those members who are not officers or employees of the Company or its subsidiaries. The responsibilities of the Compensation Committee include recommending to the Board the amount and nature of the compensation paid by the Company to the Chief Executive Officer. The members of the Compensation Committee during 2001 were: Mr. Barnett, Mr. Parker and, until December, 2001, Joseph F. Crowe. The Compensation Committee held one meeting during 2001, which was attended by all of the members of the Committee.

Executive Committee

The Executive Committee provides advice and counsel to the Chairman of the Board and the Chief Executive Officer, and acts on behalf of the Board as to such matters as may be determined by the Board from time to time, as to matters of a technical or non-policy nature, or where urgent action is required and a meeting of the Board is not practicable. The current members of the Executive Committee are Roy F. Mitte, Thomas C. Richmond, Jeffrey H. Demgen, and Hans Annarino.

The Board does not have a nominating committee.

Family relationships

M. Scott Mitte is Roy F. Mitte's son.

                       AUDIT COMMITTEE CHARTER AND REPORT

The Audit Committee operates pursuant to a Charter approved by the Board. The Charter, a copy of which was appended to the Company's annual meeting proxy statement as filed with the Securities and Exchange Commission in 2001, sets out the responsibilities, authority and specific duties of the Audit Committee. The Charter specifies, among other things, the structure and membership requirements of the Committee, as well as the relationship of the Audit Committee to the independent auditors, the internal audit department, and management of the Company. Generally, the Audit Committee is responsible for providing assistance to the Board in fulfilling its responsibilities in matters relating to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. The Audit Committee makes periodic reports to the Board concerning its activities.

Report of the Audit Committee

The Audit Committee oversees the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In the performance of its oversight responsibilities, the Audit Committee has reviewed with management the Company's audited financial statements for the year ended December 31, 2001.

The Audit Committee has discussed with PricewaterhouseCoopers, LLC ("PWC"), our independent auditors, the matters required to be discussed under the provisions of Statement of Auditing Standards No. 61 (SAS 61), Communications with Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence. The Audit Committee also considered whether the provision of services by PWC not related to the audit of the Company's financial statements and to the review of the Company's interim financial statements is compatible with maintaining the independence of PWC.

The Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, and subject to the limitations of the role of the Audit Committee, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

The foregoing report is submitted by  the members of the Audit Committee

     John D. Barnett, Chairman
     Frank Parker
     Lewis Gilcrease (1)
     David G. Caldwell (2)


     (1) Mr. Gilcrease was appointed to the Audit Committee in December, 2001 and participated in the review and discussion of the Form 10-K report for the year ended December 31, 2001.

     (2) Mr. Caldwell was appointed to the Audit Committee in January, 2002 and participated in the review and discussion of the Form 10-K report for the year ended December 31, 2001.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the Registrant's four most highly compensated executive officers other than the CEO who were serving as executive officers at the end of 2001 and received cash compensation exceeding $100,000 during 2001:


                                      Annual Compensation                   Long Term Compensation

  Name and                                               Other Annual     Stock Options   All Other
Principal Position       Year     Salary (1)    Bonus    Compensation     (Shares) (4)    Long Term
                                                         (2, 3)                           Compensation (5)

Roy F. Mitte,            2001     $514,904   $2,500,000      $18,500             -0-           -0-
Chairman,                2000      503,500    2,500,000          -0-             -0-           -0-
President and            1999      503,500    2,500,000          -0-          10,000           -0-
Chief Executive
Officer

James M. Grace,          2001      195,000      327,846        3,000             -0-
Vice President           2000      195,000       25,000          -0-             -0-         6,337
and Treasurer (7)        1999      195,000       20,000      191,215          10,000         1,600

Steven P. Schmitt        2001      145,192        3,519        2,500             -0-
Vice President           2000 (6)  108,846       16,000          -0-             -0-         2,004
and Secretary (7)        1999                    10,000

Jeffrey H. Demgen        2001      163,862          -0-       18,000             -0-
Vice President           2000      160,000       20,000          -0-             -0-         2,021
                         1999      150,000       20,000          -0-          10,000         1,600

Thomas C. Richmond       2001 (6)  138,846          -0-       20,690             -0-
Vice President           2000                                                    -0-
                         1999                                                 10,000


(1) On May 18, 2001, pursuant to that certain Agreement and Plan of Merger, as amended (the "Merger Agreement"), dated as of January 17, 2001, among FIC, ILCO, and ILCO Acquisition Company, a Texas corporation and wholly-owned subsidiary of FIC ("Merger Sub"), Merger Sub was merged with and into ILCO (the "Merger"). ILCO was the surviving corporation of the Merger and became a wholly-owned subsidiary of FIC. In accordance with the Merger Agreement, FIC issued 1.1 shares of common stock, par value $0.20 per share ("FIC Common Stock"), for each share of common stock, par value $0.22 per share, of ILCO outstanding at the time of the Merger ("ILCO Common Stock"). In addition, each share of ILCO Common Stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the Merger. Prior to the Merger, the salaries and bonuses set forth in the table were paid by ILCO, except that FIC and/or Family Life authorized payment of a portion of Mr. Mitte's salary in each year.

The executive officers of FIC have also been executive officers of Family Life, Investors Life and Investors-IN, the insurance subsidiaries of FIC. Prior to May 18, 2001, FIC and/or Family Life reimbursed ILCO (or, in the case of Mr. Mitte, authorized payment of) the following amounts as FIC's or Family Life's share of the executive officers' cash compensation and bonus for 1999 and 2000 (i) Mr.
Mitte:  $1,111,821 and  $1,111,821,  respectively;  (ii) Mr. Grace:  $62,694 and
$64,152, respectively;  (iii) Mr. Schmitt: $39,888 (for the year 2000 only); and
(iv) Mr. Demgen: $76,500 and $81,000 respectively. In the year 2001, executive officer payments have been apportioned based on a cost allocation agreement among the life insurance subsidiaries and FIC.

(2) Does not include the value of perquisites and other personal benefits because the aggregate amount of any such compensation does not exceed the lesser of $50,000 or 10% of the total amount of annual salary and bonus for any named individual.

(3) Includes the value realized by each executive officer in connection with the exercise of stock options granted under the 1999 ILCO Non-Qualified Stock Option Plan (the "Stock Option Plan"). See "Aggregated Option Exercises and Value Unexercised in 2001" below. In 2001, Mr. Mitte, Mr. Grace Mr. Schmitt and Mr. Demgen exercised options to purchase 2,000 shares of ILCO common stock under the Stock Option Plan. Mr. Richmond exercised options to purchase 2,000 shares of ILCO common stock and 2,200 shares of FIC stock under the Stock Option Plan. Also includes the value realized by Mr. Grace in connection with the exercise of stock options in 1999. Mr. Grace exercised options to purchase 24,000 shares of ILCO's common stock under the former ILCO Non-Qualified Option Plan.

(4) The data in this column represents the number of ILCO share options granted to each of the above-named executive officer in 1999. The shares were granted pursuant to the Stock Option Plan. Subsequent to May 18, 2001, each share of ILCO Common Stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the Merger.

(5)  All Other Compensation includes:

     (i) The executive officers of the Company participate in the InterContinental Life Corporation Employees Savings and Investment Plan ("401K Plan"). For the years 1999 and 2000, ILCO contributed the following amounts and for the year 2001 FIC contributed the following amount to the named participant's 401K Plan account: (a) Mr. Grace:
          $1,600,  $2,021, and $3,400  respectively,  (b) Mr. Demgen:  $1,600, $
          2,021, and $3,303 respectively, (c) Mr. Schmitt: $2,004 in the year 2000 and $2,903 in the year 2001; and (d) Mr. Richmond: $2,776 for the year 2001 only. (ii) amounts paid by ILCO to Mr. Grace to supplement his benefits under ILCO's Pension Plan. The Pension Plan supplement relates to each of the past service years for Mr. Grace which were affected by the limitation on compensation which the Pension Plan may take into account for benefit accrual purposes. Under federal pension rules, an employee's benefit under a qualified pension plan, such as the ILCO Pension Plan, is limited to certain maximum amounts.

(6) Steven P. Schmitt was appointed as an executive officer in the year 2000, thus only his compensation for the years 2000 and 2001 are disclosed. Thomas C. Richmond was appointed as an executive officer in the year 2001, thus only his compensation for the year 2001 is included.

(7) James M. Grace and Steven P. Schmitt were both officers and directors of FIC during 2001; however, both retired from active service at December 31, 2001.

Option Grants in 1999

In 1999, the persons named in the Summary Compensation Table, above, in addition to 41 other employees of ILCO, its subsidiaries and affiliates, were each granted options to purchase 10,000 shares of ILCO common stock, pursuant to the InterContinental Life Corporation 1999 Stock Option Plan ("Stock Option Plan"). On May 18, 2001, each share of ILCO Common Stock issuable pursuant to outstanding options was assumed by FIC and became an option to acquire FIC Common Stock with the number of shares and exercise price adjusted for the exchange ratio in the Merger. Prior to the Merger, 78,000 shares of ILCO Common Stock had been issued pursuant to the Stock Option Plan. On May 18, 2001, the outstanding options were converted to options to purchase 389,400 shares of FIC Common Stock. As of March 6, 2002, options to purchase 64,750 shares of FIC
Common Stock had been exercised, options to purchase 312,000 shares of FIC Common Stock remain to be exercised pursuant to the terms of the Stock Option Plan, and options to exercise 34,650 shares of FIC Common Stock had terminated since the date of the Merger. Additionally, subsequent to the Merger, 22,000 options to purchase shares of FIC Common Stock were granted pursuant to the Stock Option Plan.

Aggregated Option Exercises and Value Unexercised in 2001

The following table sets forth information concerning each exercise of stock options during 2001 by each of the individuals who were executive officers of the Company as of December 31, 2001, as well as the value, as of December 31, 2001, of unexercised options of such executive officers. The value of unexercised in-the-money stock options at December 31, 2001 shown below are presented in accordance with SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the common stock of the Company relative to the exercise price per share of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in the following table will be realized.

                       Aggregated Option Exercises in 2001
                             and 2001 Option Values

                                                                        Number of               Value of
                                                                        Unexercised             Unexercised
                                                                        Options Held at         In-the-Money
                                                                        December 31, 2001       Options at
                        Shares Acquired                                 Exercisable/            December 31, 2001
Name                    on Exercise(#)(1)       Value Realized($)       Unexercisable           Exercisable/Unexercisable (2)

Roy F. Mitte                2,000                   $18,500             2200 /6600              $ 11,810     $ 35,430

James M. Grace              2,000                     3,000             2200 /   0              $ 11,810     $      0

Steven P. Schmitt           2,000                     2,500             2200 /   0              $ 11,810     $      0

Jeffrey H. Demgen           2,000                    18,000             2200 /6600              $ 11,810     $ 35,430

Thomas C. Richmond          2,000
                            2,200                    20,690                0 /6600              $      0     $ 35,430



     (1) Each exercise of 2,000 shares listed in the above table were exercises of ILCO Common Stock granted under the Stock Option Plan prior to May 18, 2001. Mr. Richmond also exercised 2,200 shares of FIC Common Stock subsequent to May 18, 2001.

     (2) Based on the closing price of the Company's common stock on NASDAQ (Symbol: FNIN) on December 31, 2001 ($13.55).

Defined Benefit Plan

The following Pension Plan table sets forth estimated annual pension benefits payable upon retirement at age of 65 under the Company's noncontributory defined benefit plan ("Pension Plan") to an employee in the final pay and years of service classifications indicated, assuming a straight life annuity form of benefit. The amounts shown in the table do not reflect the reduction related to Social Security benefits referred to below.

                                Years of Service

                                                                  30 or
Remuneration       15               20              25             more

$125,000       $ 29,437         $ 39,250        $ 49,062        $ 58,875
 150,000         35,325           47,100          58,875          70,650
 160,000         37,680           50,240          62,800          75,360
 175,000         41,212           54,950          68,687          82,425
 200,000         47,100           62,800          78,500          94,200

The normal retirement benefit provided under the Pension Plan is equal to 1.57% of final average eligible earnings less 0.65% of the participant's Social
Security covered compensation multiplied by the number of years of credited service (up to 30 years). The compensation used in determining benefits under the Pension Plan is the highest average earnings received in any five consecutive full-calendar years during the last ten full- calendar years before the participant's retirement date. The maximum amount of annual salary and bonus that can be used in determining benefits under the Pension Plan is $200,000 for any year prior to 1994 and is $150,000 for 1994, 1995 and 1996 and is $160,000
for 1997 and each subsequent year.

The annual eligible earnings, for 2001 only, covered by the Pension Plan (salary up to $160,000) with respect to the individuals reported in the Summary Compensation Table were as follows, with their respective years of credited service under the Pension Plan at December 31, 2001 being shown in parentheses:
Mr. Mitte, $160,000 (14 years); Mr. Grace, $160,000 (14 years); Mr. Demgen, $160,000 (9 years); Mr. Schmitt, $145,192 (30 years); and Mr. Richmond, $138,846
(13 years).

Compensation of Directors

Directors who are not officers or employees of the Company are paid a $5,000 annual fee, and are compensated $1,000 for each regular or special meeting of the Board of Directors which they attend in person. In the case of telephonic meetings of the Board, non-employee directors who participate in such telephonic meetings are compensated $500 for such meeting. Directors who participate via telephone in a regular or special meeting which is held by other than conference telephone are not entitled to a fee for such a meeting.

Non-employee directors serving on committees of the Board are compensated in the amount of $500 for each committee meeting they attend whether such participation is in person or by telephone, provided that the committee meeting is held on a day other than that on which the Board meets.

Employment Agreements and Change In Control Arrangements

     Roy F. Mitte. Mr. Mitte and FIC are parties to an employment agreement, providing for the employment of Mr. Mitte as Chairman, President and Chief Executive Officer of the Company. The agreement, which was initially effective February 25, 1982, provides for five-year terms and for automatic renewals for successive five-year periods, unless otherwise terminated in accordance with the terms of the agreement. The original agreement provided that the level of compensation was to be fixed each year by agreement, but not less than $120,000 per year, and further provided that Mr. Mitte is entitled to reimbursement for reasonable business expenses, and to participate in all fringe benefit plans and arrangements available generally to employees of the Company. In 2001, the employment agreement was amended as follows: (i) the minimum level of compensation was increased to $503,500; (ii) Mr. Mitte is entitled to receive an annual bonus in an amount to be determined by the Compensation Committee of the Board of Directors; (iii) upon the occurrence of a change in control (as defined in the amendment), the amount of the bonus is to be fixed at the rate of $2.5 million per year; (iv) in the event of the death of Mr. Mitte, payments would continue to his estate for the remainder of the term of his employment then in effect, and that the amount of such payments shall be based on both that monthly base salary then in effect and the bonus amount paid to him by FIC and ILCO for the year 2001; and (v) if the employment of Mr. Mitte is terminated during the term of the agreement, he is entitled to receive the payments otherwise due for the remainder of the then current term.

     James  Grace.  On January  8,  2001,  Mr.  Grace and ILCO  entered  into an employment agreement which superceded a prior employment agreement. The obligations under the agreement were assumed by FIC subsequent to the Merger. The agreement provided for the employment of Mr. Grace through August 12, 2005 at a salary of $195,000 per year. Mr. Grace's obligations were to perform the duties he performed at the time of the effective date of the agreement, or other similar duties as may be assigned from time to time. The agreement allowed for termination by the Company only in limited circumstances. It further provided that in the event of a change of control of the Company, the remaining amounts payable under this agreement shall become immediately due and payable in one lump sum and the agreement shall terminate.

In January 2002, the Company and Mr. Grace entered into a modification of the agreement, whereby the Company paid to Mr. Grace the present value of the remaining installments under the agreement. The amount of the payment, prior to withholdings, was $636,311.43. The Company also agreed to pay the full cost of medical insurance coverage for Mr. Grace for the period from January 2002 to August 2005. In connection with the modification of the agreement, Mr. Grace submitted his resignation as an officer and director of the Company and its subsidiaries. In addition, the Company purchased from Mr. Grace 27,424 shares of FIC common stock at a price of $16.80 per share, which purchase was made in accordance with the provisions of an agreement approved by FIC's board of directors in May 2001.

Compensation Committee Interlocks and Insider Participation

The compensation committee of FIC is chosen by the Board of Directors. The Compensation Committee makes recommendations to the Board of Directors with respect to the Chief Executive Officer's compensation. The current members of the Compensation Committee are John D. Barnett and Frank Parker, both outside directors. The Compensation Committee met once in 2001.

Roy F. Mitte determines the compensation of all executive officers of the Company, other than the Chief Executive Officer. Mr. Mitte is the Chairman of the Board, President and Chief Executive Officer of FIC. He also determines the compensation of all executive officers of FIC, other than the Chief Executive Officer.

Reports on Executive Compensation

The following reports shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

        Chief Executive Officer's Report

The following report is made by Chief Executive Officer with respect to compensation policies applicable to the Company's executive officers, other than the Chief Executive Officer.

The goal of the Company's compensation policies is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining senior managers. Executive compensation is based on several factors, including corporate performance. While sales, earnings, return on equity and other performance measures are considered in making annual executive compensation decisions, no formulas, pre-established target levels or minimum performance thresholds are used. Each executive officer's individual initiatives and achievements and the performance of the operations directed by the executive are integral factors utilized in determining that officer's compensation.

The executive officers are provided long-term equity-based compensation in the form of (i) stock options granted under the ILCO 1999 Stock Option Plan (which was adopted by FIC following the Merger) and (ii) matching shares issued under ILCO's Savings and Investment (401K) Plan (which covers employees of FIC and all of its subsidiaries). They also participate in medical and pension plans that are generally available to employees of the Company. The objectives of the ILCO 1999 Stock Option Plan and the 401K Plan are to create a strong link between executive compensation and shareholders return and enable senior managers to develop and retain a significant and long-term equity investment.

Under the Company's 1999 Stock Option Plan (the "Stock Option Plan"), options to buy FIC's common stock at 100% of the fair market value on the date of grant but in no event less than $6.8181 per share (as adjusted upon the merger of ILCO with FIC on May 18, 2001) can be granted to officers of the Company and its subsidiary and affiliated companies. The Stock Option Plan, which was adopted by ILCO in March, 1999 and became effective upon its approval by the shareholders of ILCO at the annual meeting on May 18, 1999, authorized the ILCO Board of Directors to grant options to purchase up to a maximum of 800,000 shares of ILCO's common stock. In connection with the May 18, 2001 merger of ILCO with FIC, each outstanding option to purchase shares of ILCO common stock under the Stock Option Plan was assumed by FIC and converted into an option to purchase the number of shares of FIC common stock, rounded up to the nearest 1/100 of a share, equal to the number of shares of ILCO common stock subject to the original option multiplied by 1.1. The exercise price per share of FIC common stock under the new option is equal to the former exercise price per share of ILCO common stock under the option immediately prior to the merger divided by 1.1, and rounded to the nearest penny. In accordance with the terms of the ILCO stock option plan under which the options were issued, any fractional shares resulting from the foregoing adjustments will be eliminated. All other terms of the options, including the vesting schedule, remain unchanged.

The Company's 401K Plan allows eligible employees to make voluntary contributions on a tax deferred basis. During 1997, the Plan was changed to provide for a matching contribution by participating companies. The match, which was in the form of shares of ILCO common stock prior to the merger of ILCO with FIC and FIC shares subsequent to the merger, is equal to 100% of an eligible participant's elective deferral contributions, as defined in the Plan, not to exceed 1% of the participant's plan compensation. Effective January 1, 2000, the Plan was amended to increase the match percentage from 1% to 2%. Allocations are made on a quarterly basis to the account of participants who have at least 250 hours of service in that quarter. In 2001, the 401(k) Plan was amended and restated to comply with the Economic Growth and Tax Relief Reconciliation Act of 2001.

The Company provide medical and pension benefits to their executive officers that are generally available to employees.

The foregoing report has been furnished by Roy F. Mitte.

        Compensation Committee's Report

The Compensation Committee of the Board of Directors makes a recommendation to the Board of Directors each year with respect to the Chief Executive Officer's compensation for that year. For the year 2001, the Committee recommended that the Chief Executive Officer's compensation continue at the same level in effect for the year 2000. In addition, the Committee recommended that the Chief Executive Officer receive a cash bonus in the amount of $2,500,000.

The compensation policies and practices of the Compensation Committee are subjective and are not based upon specific criteria. The Committee did consider the Company's overall financial performance and its continuing progress in expense management, maintenance of a high quality investment portfolio and marketing of insurance products designed to generate an acceptable level of profitability. The Committee recognized the Chief Executive Officer's leadership role in the Company's performance and his ability to select, recruit and motivate qualified people to implement the Company's policies that have contributed to that performance.

Since the Chief Executive Officer's 2001 compensation is not based on any particular measures of the Company's performance, such as sales, earning or return on equity, there is no specific discussion in this report of the relationship of the Company's performance to the Chief Executive Officer's compensation for 2001.

The foregoing report is submitted by  the members of the Compensation Committee.

Deductibility of Executive Compensation under the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain "performance-based" compensation may be excluded from such $1 million deduction limitation. For the year ended December 31, 2001, the $1 million level was exceeded with respect to the Chief Executive Officer.

Performance Graph

The graph and table below compare the cumulative total shareholder return on the Company's Common Stock for the last five calendar years with the cumulative total return on The Nasdaq Stock Market (US) and an index of stocks of life insurance companies traded on Nasdaq over the same period (assuming the investment on December 31, 1996 of $100 in the Company's Common Stock, The Nasdaq Stock Market (U.S.) and an index of stocks of life insurance companies traded on Nasdaq and the reinvestment of all dividends).

                          [PERFORMANCE GRAPH OMITTED]

                                       12/30/96    12/29/97   12/29/98    12/31/99   12/31/00    12/31/01

The Company (1)                        $100.00     $176.90    $142.90     $ 87.90     $ 82.00     $129.30
The Nasdaq Stock Market (US)           $100.00     $122.50    $172.70     $320.80     $193.00     $153.10
Index of Nasdaq Life Ins. Stocks (2)   $100.00     $132.20    $133.30     $115.10     $127.30     $158.30


(1) The dollar amounts for the Company's Common Stock are based on the closing bid prices on Nasdaq on the dates indicated.

(2) The Index of Nasdaq Life Insurance Stocks is comprised of life insurance companies whose stocks were traded on Nasdaq during the last five calendar years (31 issues listed during that period, of which 14 issues were traded on December 31, 2001). These peer companies were selected by the Company on a line-of-business basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

For the period January 1, 2001 to December 31, 2001, the Registrant reports the following information in accordance with the provisions of section 229.404 of the Regulations of the U.S. Securities and exchange Commission. Management believes that the transactions described herein were in the ordinary course of business and on terms as favorable to the Registrant and its subsidiaries as if the transactions had involved unaffiliated persons or organizations.

(a) As part of the financing arrangement for the acquisition of Family Life Insurance Company, Family Life Corporation ("FLC"), a subsidiary of FIC, entered into a Senior Loan agreement under which $50 million was provided by a group of banks. The balance of the financing consisted of a $30 million subordinated note issued by FLC to Merrill Lynch Insurance Group, Ins. ("Merrill Lynch") and $14 million borrowed by another subsidiary of FIC from an affiliate of Merrill Lynch and evidenced by a senior subordinated note in the principal amount of $12 million and a junior subordinated note in the principal amount of $2 million and $25 million lent by two insurance company subsidiaries of ILCO. The latter amount was represented by a $22.5 million loan from Investors Life to FLC and a $2.5 million loan provided directly to FIC by Investors-CA (which was subsequently merged into Investors Life) (referred to as the "Investors Life Loans"). In addition to the interest provided under the Investors Life Loans, Investors Life and Investors-CA were granted by FIC non-transferable options to purchase, in the amounts proportionate to their respective loans, up to a total of 9.9% of shares of FIC's common stock at a price of $10.50 per share ($2.10 per share as adjusted for the five-for-one stock split in November 1996), equivalent to the then current market price, subject to adjustment to prevent dilution. The original provisions of the options provided for their expiration on June 12, 1998 if not previously exercised. As part of the May 18, 2001 merger of ILCO with FIC, the option agreement was amended to substitute the 9.9% provision for a fixed number of shares. The fixed number of shares - 500,411 - is equivalent to the number of shares of FIC's common stock outstanding immediately prior to the Merger. In connection with the 1996 amendments to the subordinated notes, as described below, the expiration date of the options were extended to September 12, 2006. These notes were paid off to Investors Life in June 2001.

     July 30, 1993, the subordinated indebtedness owed to Merrill Lynch and its affiliate was prepaid. The primary source of the funds used to prepay the subordinated debt was new subordinated loans totaling $34.5 million that FLC and another subsidiary of FIC obtained from Investors Life (the "1993 Subordinated Loans"). The principal amount of the 1993 Subordinated Loans was to be paid in four equal annual installments in 2000, 2001, 2002 and 2003 and bears interest at an annual rate of 9%. The other terms of the 1993 Subordinated Loans are substantially the same as those of the $22.5 million subordinated loans that Investors Life had previously made to FLC.

     In June 1996, the provisions of the Investors Life Loans and the 1993 Subordinated Loans were modified. The 1993 Subordinated Loans were modified as follows: (a) the $30 million note was amended to provide for forty quarterly principal payments, in the amount of $163,540 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $1,336,458; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%, and (c) the $4.5 million note was amended to provide for forty quarterly principal payments, in the amount of $24,531 each for the period December 12, 1996 to September 12, 2001; beginning with the principal payment due on December 12, 2001, the amount of the principal payment increases to $200,469; the final quarterly principal payment is due on September 12, 2006; the interest rate on the note remains at 9%.

(b) The data processing needs of FIC's insurance subsidiaries are provided by FIC Computer Services, Inc. ("FIC Computer"), a subsidiary of FIC. Under the provisions of the data processing agreement FIC Computer provides data processing services to each subsidiary for fees equal to such subsidiary's proportionate share of FIC Computer's actual costs of providing those services to all of the subsidiaries. Family Life paid $1,591,341, Investors Life paid $1,687,304, and Investors-IN paid $606,466 to FIC Computer for data processing services provided during 2001.

(c) In 1995, Family Life entered into a reinsurance agreement with Investors Life pertaining to universal life insurance written by Family Life. The reinsurance agreement is on a co-insurance basis and applies to all covered business with effective dates on and after January 1, 1995. The agreement applies to only that portion of the face amount of the policy which is less than $200,000; face amounts of $200,000 or more are reinsured by Family Life with a third party reinsurer.

(d) In 1996, Family Life entered into a reinsurance agreement with Investors Life, pertaining to annuity contracts written by Family Life. The agreement applies to contracts written on or after January 1, 1996.

(e) On January 8, 2001, the Company donated $375,000 to the Roy F. and Joann Cole Mitte Foundation (the "Foundation"). The Foundation is a charitable entity exempt from federal income tax under section 501(a) of the Code as an organization described in section 501(c)(3) of the Code, and owns 16.31% of the outstanding shares of FIC's common stock. The sole members of the Foundation are Roy F. Mitte, Chairman, President and Chief Executive Officer of FIC, and their insurance subsidiaries, and his wife, Joann Cole Mitte.

(f)  On January 2, 2002, FIC made a donation of $1,000,000 to the Foundation.

(g) In June, 2001, the Company granted Mr. Roy F. Mitte a loan in the amount of $5 million. The terms of the loan were disclosed in the 2001 proxy statement dated July 24, 2001 and filed with the Securities and Exchange Commission on July 23, 2001. The loan was for a one-year period; however, Mr. Mitte paid the loan in full on August 22, 2001.

                              INDEPENDENT AUDITORS

Relationship With Independent Auditors

FIC's accounting firm for the current year is PricewaterhouseCoopers, LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available for comment at the Shareholders Meeting and will be given an opportunity to respond to appropriate questions.

Fees Paid to Independent Public Accountants

PricewaterhouseCoopers, LLP has billed the Company and its subsidiaries fees as set forth in the table below for (i) the audit of the Company's annual financial statements for the year 2001 of and reviews of quarterly financial statements,
(ii) financial information systems design and implementation work rendered in the year 2001 and (iii) all other services rendered in the year 2001.

                                                Financial
                                                Information
                                                Systems
                                                Design and
                                                Implementation
                                Audit Fees      Fees              All Other Fees


     Fiscal Year 2001            $283,308       $ -0-             $300,679 (1)

(1) Includes expenses related to tax services and expenses related to audit work for the Merger. On May 18, 2001, pursuant to that certain Agreement and Plan of Merger, as amended, dated as of January 17, 2001, among FIC, ILCO, and ILCO Acquisition Company, a Texas corporation and wholly- owned subsidiary of FIC ("Merger Sub"), Merger Sub was merged with and into ILCO (the "Merger"). ILCO was the surviving corporation of the Merger and became a wholly-owned subsidiary of FIC. In accordance with the Merger Agreement, FIC issued 1.1 shares of common stock, par value $0.20 per share, for each share of common stock, par value $0.22 per share, of ILCO outstanding at the time of the Merger.

                              SHAREHOLDER PROPOSALS

It is contemplated by the management of FIC that the next Annual Meeting of the Shareholders of FIC will be held on or about June 1, 2003. Proposals submitted by any security holders and intended to be included in FIC's Proxy Statement and Form of Proxy relating to the meeting must be received by the Company at its principal executive offices no later than December 31, 2002 and must be in compliance with applicable laws and Securities and Exchange Commission regulations.

                               ADDITIONAL MATTERS

At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the meeting. However, if any other matter should be presented, the persons named in the accompanying proxy will vote according to their best judgment in the interest of FIC with respect to such matters.


Date: April 30, 2002
                                          By Order of the Board of Directors
                                          Financial Industries Corporation
                                          Thomas C. Richmond
                                          Secretary

                                      PROXY

                        FINANCIAL INDUSTRIES CORPORATION
                  Annual Meeting of Shareholders, June 4, 2002

     Roy F. Mitte and Thomas C. Richmond, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers that the undersigned would possess if personally present at the Annual Meeting of Shareholders of Financial Industries Corporation to be held on Tuesday, June 4, 2002, or at any postponements or adjournments thereof, as indicated below.

   1.       ELECTION OF DIRECTORS               _______         FOR all nominees
                                                                listed below
                                                                (except as
                                                                indicated)

                                                _______         WITHHOLD
                                                                authority to
                                                                vote for all
                                                                nominees listed
                                                                below

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

Hans Annarino, John D. Barnett, David G. Caldwell, S. Tim Casey, Jeffrey H. Demgen, Theodore A. Fleron, W. Lewis Gilcrease, M. Scott Mitte, Roy F. Mitte, Elizabeth T. Nash, Frank Parker, Thomas C. Richmond

   2. In their discretion, the proxies are authorized to vote upon such other matters which may properly come before the meeting or at any postponements or adjournments thereof.



                                                     (Continued on reverse side)

(Continued from reverse side)



THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL CONSTITUTE AUTHORIZATION TO VOTE THE UNDERSIGNED'S SHARES FOR THE ELECTION OF NOMINEES FOR DIRECTOR WHOSE NAMES ARE LISTED ON THE REVERSE. It will be voted on other business matters which may properly be brought before the meeting in accordance with the best judgment of the proxies.


The Board of Directors recommends a vote "FOR" on all matters set forth in this proxy.
                                             Please date, sign and return in the
                                             enclosed postage paid envelope.

                                             Dated: ___________________, 2002

                                             Signature _____________________

                                             Signature _____________________
                                             (if held jointly)

                                             In the case of joint or common
                                             ownership, each owner should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FINANCIAL INDUSTRIES CORPORATION